Exhibit 99.2

FINAL TRANSCRIPT

Thomas StreetEventsSM

Conference Call Transcript

STFC—Q2 2007 State Auto Financial Earnings Conference Call

Event Date/Time: Jul. 24. 2007 / 10:00AM ET

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Terry Bowshier

State Auto Financial Corporation—Director of Investor Relations

Bob Restrepo

State Auto Financial Corporation—Chairman, President and CEO

Steve English

State Auto Financial Corporation—CFO

CONFERENCE CALL PARTICIPANTS

Chuck Hamilton

FTN Midwest—Analyst

Mike Phillips

Stifel Nicolaus—Analyst

Ryan Allen

Founders Bank & Trust—Analyst

Daniel Baransky

Fox-Pitt Kelton—Analyst

Beth Malone

KeyBanc—Analyst

Matt Wellman

KBW—Analyst

PRESENTATION

Operator

Welcome to the State Auto Financial second quarter earnings conference call. (Operator Instructions) Today’s conference is being recorded. If you have any objections, you may disconnect at this time. Now, I will turn the call over to Mr. Terry Bowshier, Director of Investor Relations of State Auto Financial Corporation. Sir, you may begin.

Terry Bowshier—State Auto Financial Corporation—Director of Investor Relations

Thank you, Cathy. Good morning, everyone. And welcome to State Auto Financial Corporation’s second quarter 2007 earnings conference call. Today, I’m joined by several members of STFC’s senior management team—our Chairman, President and CEO, Bob Restrepo; Chief Financial Officer, Steve English; Chief Investment Officer, Jim Duemey; Corporate Actuary, Matt Mrozek; and our Chief Accounting Officer and Treasurer, Cindy Powell.

Today’s call will include prepared remarks by our CEO, Bob Restrepo, after which we will open the lines for questions. Our comments today may include forward-looking statements, which involve a number of risk factors and uncertainties, which may affect future financial performance. These risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release, as well as in our annual and quarterly filings with the SEC, to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stfc.com, as an attachment to the press release.

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Now, I’ll turn the call over the STFC’s Chairman, President and CEO, Bob Restrepo.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Thank you, Terry, and good morning, everyone. Earlier today, STFC reported second quarter net income of $23.4 million, a substantial improvement over second quarter results of last year. Year-to-date, our net income of $54.2 million is also a healthy improvement over the first six months of 2006, when we reported $44.3 million of net income. GAAP book value, our rolling four quarter return on equity, and premium production results also showed improvement in the quarter.

Profit wise, all our core lines performed reasonably well, including private passenger automobile, where we saw a return to more normal State Auto loss ratio results. The biggest exception was workers compensation, where we had an unusually poor quarter. Several old cases were revalued, resulting in a second quarter loss ratio of 113% in the line, approximately twice what we experienced last year. We’re confident that this is an aberration, and not indicative of the underlying performance in our relatively small workers compensation business.

Homeowner results also deteriorated relative to the first quarter, resulting from bad weather in Ohio, Minnesota, and Wisconsin, and further development on older 2006 catastrophes in Ohio and Minnesota. In personal insurance, non-property profitability was reasonably good for the second quarter. Standard private passenger automobile results closely tracked with what we experienced last year. Frequency remains negative, severity is manageable, and our peer premium trends are flattish. This line remains our largest and most important, and we’re pleased with the profit outlook.

Non-standard auto results deteriorated a bit, but we remain comfortable with the trends here. Homeowner results were substantially better than last year, but higher than last quarter, driven by the catastrophe losses we experienced both this year during the second quarter, as well as last year. We’re very pleased with the production momentum we’ve built in personal insurance. We had a modest increase in the quarter and are flat year-to-date. All lines increased in premium, with the exception of standard automobile, which did see a modest increase in policy counts. The market remains extremely competitive, but rational for personal automobile business.

Our custom-fit automobile products, our point of sale technology, and our excellent agency relationships position us very well for profit and growth in this important line. Overall, personal insurance new business premiums are up 22% for the quarter, and we’re confident that these positive trends will continue.

Notwithstanding our difficult quarter in workers compensation, business insurance profitability showed a marked improvement over the second quarter of last year. Property lines performed substantially better, resulting from more normal catastrophe experience.

In workers compensation, frequency is flat, but we have noticed a modest uptick in severity, primarily related to indemnity or lost income. Medical severity is up somewhat, but not significantly so. The real issue for the quarter is losses from prior accident years, about half of which related to losses that we incurred last year, in 2006, and the other related to losses in accident years prior to 2006. At this point, we consider this loss development an aberration, as I mentioned earlier, but we have a lot of analysis underway to confirm this.

Business automobile profitability remains strong, and our contractors, liability, and other property experience is also quite good.

All in all, a strong performance, with the obvious exception of workers compensation. Production wise in commercial lines, we’re holding our own in an increasingly competitive marketplace, with premiums written about even with last year. New business premiums are up 18%, and policy retention improved slightly. We’ve had to give up some pricing to retain attractive accounts and attract new business. Despite that, we remain confident that we’re holding the fort in maintaining our tradition of disciplined risk selection and appropriate pricing.

Our expense ratio for the quarter increased a bit as we had more normal accruals for employee bonuses and agency contingent commissions.

The second quarter also brings some notes from a financial and capital management standpoint. We completed negotiations for our July 1st reinsurance renewal, which covers our catastrophe, property per risk, casualty, and workers compensation treaties. Overall, we had a successful renewal. The aggregate cost for all these treaties was down somewhat, but not significantly so. Also, all programs were fully placed with few changes.

We also successfully completed placement of a new line-of-credit facility, which increases our borrowing capacity by $200 million, evenly split between STFC and State Auto Mutual Insurance Company. This new facility provides us the liquidity and the flexibility to support mergers,

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Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

acquisitions, and mutual company affiliations, which are core to our long-term strategy. And lastly, during the second quarter, we advised the Department of Insurance in Florida that we will exit the personal insurance marketplace in the state, effective January 1, 2008. After careful analysis and deliberation, we concluded that the operating environment in Florida was untenable, and we simply could not put our other 28 states at risk to subsidize the needs of one state. It was a difficult but necessary decision, and we will continue doing business in Florida for commercial lines.

From an operational perspective, we continue to make excellent progress in integrating the Beacon Insurance Group. We were very pleased to learn last week that A.M. Best has upgraded the financial strength rating of Beacon to an A- rating, with a positive outlook. This will give us terrific momentum as we complete the year and get ready for 2008. We expect to see significant benefits as we look to deploy and cross sell our commercial lines product portfolio in Texas. We remain optimistic that we will be able to bring Beacon into the STFC pool early in 2008.

In the second quarter, we also introduced our new [Biz Express] technology, which provides our agents a real-time rate, quote and policy issuance capability for our business owner product, or BOP. We plan to introduce commercial automobile later this year and workers compensation early next year. This significantly enhances our ease-of-doing-business ability, and positions us well for rational growth in commercial lines. We also introduced several personal insurance and billing enhancements, which also improved our ease of doing business.

All in all, we’re please with our core operating performance, with the obvious exception of the workers compensation line. And with that, Terry, I’ll turn it back over to you for questions.

Terry Bowshier —State Auto Financial Corporation—Director of Investor Relations

Thank you, Bob. At this point, Cathy, would you please open the lines for questions?

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QUESTION AND ANSWER

Operator

Okay. Thank you. (OPERATOR INSTRUCTIONS) Our first question comes from Chuck Hamilton of FTN Midwest.

Chuck Hamilton—FTN Midwest—Analyst

Good morning, gentlemen.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Good morning, Chuck.

Chuck Hamilton—FTN Midwest—Analyst

A couple of quick questions this morning. Firstly, in terms of the workers compensation and loss risk, clearly that was an outlier this quarter. Do you have a sense of what the dollar impact of that is for the quarter in terms of a hit to earnings?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. I’ll ask Steve English to respond to you, Chuck.

Steve English—State Auto Financial Corporation—CFO

Yes, Chuck. Most of that aberration, as we described, came from prior years. In a dollar impact on a pretax basis, it would be about $2.5 million. If you can convert that on after tax, it would be, what, $1.8 million, and that would be $0.03. Is that right?

Chuck Hamilton—FTN Midwest—Analyst

Okay. All right. Thank you. And in terms of the weather, and you’ve been able to identify the 8.2% cats in the quarter, in terms of the development of the ‘06 cats for Ohio and Minnesota, is that also in that 8.2% for this quarter?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes, it is.

Chuck Hamilton—FTN Midwest—Analyst

Okay. All right. And I guess my last question comes down to your announcement of the withdrawing from the state of Florida, starting in January. How much premiums, Bob, roughly, do you have in Florida today that we should be thinking about?

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Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. It’s not a material amount. And, again, I just want to reinforce the fact that we’re withdrawing just from automobile and homeowners. In this last year, we wrote, in personal lines, just under $14 million in premiums, and we’re pretty much tracking with the same premium amount this year. So we’ll be talking about $14 or $15 million in auto and homeowners insurance.

Chuck Hamilton—FTN Midwest—Analyst

Okay. All right. Great. Thank you very much.

Operator

Mike Phillips of Stifel Nicolaus, you may ask your question.

Mike Phillips—Stifel Nicolaus—Analyst

Thanks. Good morning, everybody. Two questions on the comp again. One, if you just could give a little more color on, I guess, the kind of losses that drove the prior years? And then, secondly, on the premium there — it shot up a bit. Where’s that coming from? Why is up so much in comp?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

For the first question in terms of loss experience, there were several large losses, two of which I can remember are what we call life table cases, where we developed new information that indicated that a person, and in this case, two individuals, who would be permanently disabled. We make an estimate about how long those individuals would live, and then we put up an amount to cover the medical cost, as well as the lost income, for the rest of their life. Two of those cases hit this quarter.

In addition to that, there was additional information we discovered on several other cases that resulted in significant increases in the case value. We also, because of that development, also increased our incurred-but-not-reported reserves, all of which contributed to an unusual and very, very high loss ratio of 113%.

In terms of our production, we’re talking—it is up to about 9%, 10%. It’s off a very, very small base. The business we’re writing is small guaranteed cost comp, and we always write it in conjunction with the entire account. And we are evaluating the quality of the current book, and it fits the classes that we are targeting, which is generally what we call four-walls exposure. They tend to be low hazard classes—retail stores, services, professional. We tend not to entertain a whole lot of construction or high-risk, high-severity cases.

Mike Phillips—Stifel Nicolaus—Analyst

That’s perfect. Thanks for the detail there. I guess, finally, what can you share with us in terms of, I guess, the pricing activity you’ve taken in your personal auto line?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Prices are down somewhat, and we evaluate what the impact on our run-rate earnings would be. And for personal lines, and I may be anticipating another question for commercial lines, it’s talking about an impact on our margins in the 1.5% range. So we have taken some rate decreases in personal automobile, as I mentioned in my commentary and opening statements that we’ve also taken some price decreases on the commercial lines. But net net, we’re talking about a loss ratio impact in the 1.5 range.

Mike Phillips—Stifel Nicolaus—Analyst

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Okay. Thanks, Bob.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Thank you.

Operator

Our next question comes from Ryan Allen of Founders Bank & Trust.

Ryan Allen—Founders Bank & Trust—Analyst

Good morning. Bob, I asked you in the last quarter about the amount of dividends paid out relative to earnings and whether there was an opportunity for a higher dividend payout. Any update on if there’s been an internal discussion on that? And, secondly, just real quickly, the amount due from an affiliate on the balance sheet increase from the beginning of the year, can you explain a little bit about what drives that?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

I’ll answer the first question, Ryan, and I’ll ask Steve English to address the second question. We have had extensive discussions during the quarter about all our capital management options, including the dividend. We have a board meeting scheduled the second week in August, and we’ll be reviewing our options and making a recommendation to the board in August, and we’ll be making an announcement probably in mid-August, just following the board meeting.

Steve English—State Auto Financial Corporation—CFO

Ryan, this is Steve English, in regards to the due to affiliates. That’s principally a timing issue. State Automobile Mutual is our common paymaster for the entire group, including the collection of premiums and the payment of claims, and we can get swings in that just based on pure timing. Typically, we will see some pop up in that number at this time because of some of the timings of just year end payments that are made and cleared out. So it’s really nothing more than that.

Ryan Allen—Founders Bank & Trust—Analyst

Okay. And I appreciate your courage in the Florida market. I just wanted to say that. It’s unfortunate what’s going on there.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

It’s very unfortunate. And, like I said, we really regret the decision. But when we looked at the interest of everybody and the operating environment down there, it was—we had to take the action that we did.

Ryan Allen—Founders Bank & Trust—Analyst

I completely understand. Have a great day.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Thank you.

Operator

(OPERATOR INSTRUCTIONS). Daniel Baransky, of Fox-Pitt Kelton, you may ask your question.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Hi. Yes. I missed a little bit of the early commentary. Did you indicate that there is adverse loss development in the quarter from prior years?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

For workers compensation, we had adverse development on a case basis with several old claims. About half the dollar amount was in 2006, half accident years prior to 2006. We also, based on that activity, also increased our IBNR somewhat. So it was a large loss activity on a case basis, as well as bumping our IBNR that contributed to the very high loss ratio we experienced in workers compensation.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. And the $2.5 million number was in relationship to what?

Steve English—State Auto Financial Corporation—CFO

That was the amount of development on the work comp claims that Bob’s speaking of.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

On a case basis.

Steve English—State Auto Financial Corporation—CFO

On a case basis. I’m sorry, I should’ve clarified that.

Daniel Baransky—Fox-Pitt Kelton—Analyst

And is there any—do you have a quantification of what the adverse development was on the ‘06 cats?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

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Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Yes.

Steve English—State Auto Financial Corporation—CFO

Yes. In the quarter, on a dollar basis, it was $2.3 million. On a loss ratio point basis, it was 0.9. That stemmed from two—a third quarter storm and a fourth quarter storm of the prior year. Both were—contained significant amounts of hail. And in this past quarter, we saw an uptick in case development beyond what we were expecting, which resulted in us readjusting the reserves we carry on those two storms.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. Great. Thanks. And I’ve noticed a rise in the accident year loss ratio, excluding cats, during the quarter, and I’m kind of curious if you can give any color around that number.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

It varies by line, but if there’s one overarching theme, it’s pricing. The fact that for personal automobile, as well as for the very competitive commercial lines, primarily in the liability contractors area, we have given up some price as I mentioned, to retain accounts and attract attractive new business, and that does compress our margins somewhat.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. Great. And there’s been a few new states you’ve entered over, perhaps, the last six to eight months. Can you give us any insight into the traction you’re getting there?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. Obviously, Texas is not part of the pool now, so I won’t comment on that. But we’re close to $2 million in Arizona through the first six months, and our run rate is accelerating nicely. We continue to appoint agents in the state, and this year, we’re also beginning to introduce our commercial line portfolio into the state. So we’re off to a pretty good start this year in Arizona.

Colorado is very new, but we’ve had good success appointing new agents. We have a fully staffed regional staff operating within the state of Colorado. So Colorado’s going to more of a 2008 story as we build out our staffing. But we do have our products filed in the state, we’re staffed, we’re appointing agents, but we don’t expect any meaningful impact on our top-line production this year in Colorado. But Arizona’s a pretty good story for us right now.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. And given the same structure that you have shared with Alpha and what they currently did, I’m wondering if you have any thoughts on sort of what they’ve done and how that might pertain to State Auto, if you ever kick around that thought process at all?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

We’ve never really kicked it around seriously, Dan. We have a completely different model than Alpha. Alpha has traditionally been a captive-agency-oriented company, very concentrated in Alabama. I think they’ve got their own strategic reasons for going private and changing their business model, and looking for time to do that. And we’re in a very, very different position. Our business model hasn’t changed in a long time. We’re looking to expand it into new states and to broaden our product portfolio, but we’re not looking to do any major surgery here.

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. And my last question is just—I guess most of your treaties already renewed at July 1, so it may be a moot point. But you tend to take on—you tend to have a fairly significant impact from catastrophes, at least more recently, and I’m wondering if there’s any thought process on the cost benefit versus buying more reinsurance to insulate the earnings from cats, and how you feel about that?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. Well we have generally bought reinsurance protection for severity and for balance sheet protection. And our issue with the weather that causes the volatility is not severity as much as it is frequency. And last year, we did explore an aggregate reinsurance treaty, where we could put a cap on the lower severity, high frequency events that we’re vulnerable to. That’s something we will continue to look at. It didn’t make sense last year, given the conditions in the property reinsurance markets. Things seem to be stabilizing and our plan is to explore that again over the next year or so.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. And when would your prop cat treaty renew? Remind me. Is that July 1, or is that June?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

July 1.

Daniel Baransky—Fox-Pitt Kelton—Analyst

July 1? Okay. I would imagine then that the reinsurance prices just haven’t come in enough, or you didn’t see the cost benefit of being able to buy that. I mean sort of what prevented you from doing that this year at July 1?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Just the cost benefit that—the attachment layer was so high and the cost was proportionately unattractive that when we looked at it six months or so ago, it just didn’t make any sense. But things are changing and there’s new capacity out there. And based on our experience in the middle of the year, we’re going to go back to the market in the next six months or so and see if prices and attachment points, and terms have changed.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. All right. Great. That’s all I have. Thank you.

Operator

Beth Malone, from KeyBanc. Your line is open.

Beth Malone—KeyBanc—Analyst

Okay. Thank you. Yes. I just wanted to ask a question about your marketing strategy and pricing. As I spoke to some of the competitors in the same markets in which State Auto operates, there was a lot of discussion about State Auto being a little bit more aggressive, being more visible with new accounts and opportunities, and I just wanted to—how do you view all of that? I mean are you trying to get new business, or just maintain the existing book that you have under the current market environment?

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

I view it very positively, Beth. Thanks for the good feedback. I hear that firsthand too. We have consciously been much more visible in the agent’s office. We’ve been consciously much more aggressive in rolling out new products and new technology, things that we haven’t been doing as aggressively the last couple of years. So agents are saying people in the field have a lot more confidence and a lot more optimism about their ability really to respond to agent needs.

We haven’t changed our pricing philosophy. I’ve mentioned we’ve given up some price, but we’re giving it up from a very strong profit standpoint. What we’re really focused in on is really building out our infrastructure by providing our people with products and technology and a service capability that allows us to be more competitive in the marketplace.

We’ve also, last year, reviewed our authority levels for the folks to deal with our agents in both personal and commercial lines. And we found that, based on our experience, our track record, and the success that a lot of our folks have had in the field that they merited broader underwriting authority. So that has done two things. Number one, it’s allowed them to be much more responsive to opportunities they see in the marketplace. But it’s also given them the confidence to really act more aggressively than maybe they felt they could act previously. So it’s a combination.

And we’ve also increased the training that we provide at both our personal and our commercial lines field folks. So we’ve empowered them to make decisions, we’ve given them the training, and they’ve also got a much broader product portfolio and new technology that they’re excited about marketing in the field. So net net, it’s a very, very positive development. And the feedback I’m getting from agents, we’ve visited—Mark Blackburn and I now visited two-thirds of the states that we operate in over the past couple of months, and the feedback we get, almost without exception, is extremely positive from the agents. And they’ve always termed us a bit of a sleeping tiger, and they see the tiger waking up a bit.

Beth Malone—KeyBanc—Analyst

Okay. And then just another question, kind of on your structure. You’re a mutual and a stock company, and I just wondered does that strategy, that structure, still hold a valid model in today’s marketplace?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

We think it does. We think it’s what differentiates us. It clearly positions us to have a much more flexible and broader M&A appetite and we continue to see lots of opportunities in the marketplace that we’re actively working on, actively pursuing. So it also gives us opportunities to start up new businesses, and then, down the road, think about how we might position them with the public company.

So both on an M&A standpoint and from a business startup standpoint, we consider it to be a very attractive structure, and one we continue to leverage and invest in.

Beth Malone—KeyBanc—Analyst

Okay. And one last question on the Texas acquisition. At this point, do you feel like that is running about— is better than you expected, or running about in line, and what challenges are there in that market because of the pricing environment? Is it going to slow down the whole absorption of that business?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

No. I think what we see in Texas—to answer your first question, it’s performing as expected. And when we look at opportunities like Beacon, the first question we ask ourselves is this going to be dilutive, flat, or accretive. And we would never do a deal that we thought was dilutive. We’ve already saved quite a bit of money just with their reinsurance cost, and that’s producing a combined ratio that we feel very comfortable with. We felt very comfortable with their underwriting and claim fundamentals before we ever did the deal. So we feel very optimistic. It’s going to contribute to our premium and our profits, as I mentioned, sometime early next year.

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

In terms of the marketplace down there, one of the things that attracted me and attracted us to Texas is there really isn’t this kind of regional company competition that we traditionally see in the Midwest, or that I personally have seen in the Northeast over the years. The players that we see here in Ohio, for the most part, don’t operate in Texas. And we fill a very important niche for small to medium size commercial accounts. And the response that we’re getting so far from the agents in Texas has been terrific. And the upgrade we got from A.M. Best last week just really adds fuel to that fire. And we expect to go through the fourth quarter, and definitely, when we hit the January 1st renewal cycle in Texas, we think we’re extremely well positioned.

Beth Malone—KeyBanc—Analyst

Okay. Thank you.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Thank you.

Operator

Our next question comes from [Matt Wellman], of KBW.

Matt Wellman—KBW—Analyst

Gentlemen, good morning.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Good morning, Matt.

Matt Wellman—KBW—Analyst

Just one quick question, Bob. I know you were talking a little bit about your technology platforms earlier. Do the rollout of those systems remain on track in your view, and are there any areas that those systems have been more or less effective than you thought they’d be?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

No. They’re running on budget and on time. I wish the railroads ran as well as we’ve been rolling out these products.

One of the big changes we made, Matt, organizationally, is we organized a new department called our Project Management Office, and they oversee the rollout, communication, and training associated with all our strategic technology initiatives. The deployment of this new Biz Express was the first product that they bought into the marketplace, and they bought it in on time.

And we’re also very confident that we’ll be able to complete the implementation of our BOP product probably this quarter, during the third quarter. And we’ll initiate the rollout of our business automobile product as scheduled, later in the third quarter, early in the fourth quarter. There’s a little bit of a delay in workers compensation, but we’re talking about probably 30 to 60 days, which, for these kinds of activities, is not a serious delay.

Matt Wellman—KBW—Analyst

Great. Thanks very much.

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Thank you.

Operator

Daniel Baransky from Fox-Pitt Kelton, your line is open.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Yes. I just wanted to check if post the board meeting, if you’re going to provide any details on what you view for your capital management or your structure going forward, or if that’s going to be a third quarter conference call event.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

I think any conversation that we would have would be a third quarter conversation—third quarter conference call conversation.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. Great. Thank you.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

And the—again, Dan, just to remind all our listeners, we have a policy of reviewing our dividends this time of year every year, and August is the time that we sit down with the Board and discuss what we should be doing for the upcoming year. So we’re consistent with that. Now, if we make any change to how we review the dividend for subsequent years, or any change—material change to our policy, we will communicate that when we communicate our dividend decision.

Daniel Baransky—Fox-Pitt Kelton—Analyst

Okay. Great. Thanks.

Operator

At this time, I show no further questions.

Terry Bowshier—State Auto Financial Corporation—Director of Investor Relations

Okay. Thank you, Cathy. We want to thank you all for participating in our conference call and for your continued interest in and support of, State Auto Financial Corporation. We look forward to speaking with you again on our third quarter call, if not before. Have a great day.

Operator

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FINAL TRANSCRIPT

Jul. 24. 2007 / 10:00AM ET, STFC—Q2 2007 State Auto Financial Earnings Conference Call

Thank you. This concludes today’s conference call. You may disconnect at this time.

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